Exhibit 5.2

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

15 January 2014

Rowan Companies plc

Mitre House

160 Aldersgate Street

London

EC1A 4DD

United Kingdom

Re:	Rowan Companies, Inc. – $400,000,000 aggregate principal amount of 4.75% Senior Notes due 2024 and $400,000,000 aggregate principal amount of 5.85% Senior Notes due 2044.

Ladies and Gentlemen:

We have acted as legal advisors to Rowan Companies plc (the “Company”), an English public company limited by shares, as to English law in connection with the Registration Statement on Form S-3 (Registration No. 333-181455) as filed with the Securities and Exchange Commission on May 16, 2012, including the Prospectus dated May 16, 2012, as supplemented by a Prospectus Supplement dated January 6, 2014 (together, the “Prospectus”) relating to the offering by Rowan Companies, Inc., a Delaware corporation and a subsidiary of the Company (the “Issuer”), of $400,000,000 aggregate principal amount of its 4.75% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of its 5.85% Senior Notes due 2044 (the “2044 Notes” and together with the 2024 Notes, the “Notes”), which shall be fully and unconditionally guaranteed by the Company. The registration statement referenced above, as amended and supplemented to date, is hereafter referred to as the “Registration Statement”. We have taken instructions solely from the Company.

The 2024 Notes are being issued under an Indenture dated as of July 21, 2009 (the “Base Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Sixth Supplemental Indenture to the Base Indenture, dated as of January 15, 2014 (the “Sixth Supplemental Indenture”), among the Issuer, the Company and the Trustee, providing for the issuance of the 2024 Notes and the guarantee thereof by the Company.

The 2044 Notes are being issued under the Base Indenture, as amended and supplemented by the Seventh Supplemental Indenture to the Base Indenture, dated as of January 15, 2014 (the “Seventh Supplemental Indenture”), among the Issuer, the Company and the Trustee, providing for the issuance of the 2044 Notes and the guarantee thereof by the Company.

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Rowan Companies plc

January 15, 2014

This opinion sets out our opinion on certain matters of English law as applied by the English courts as at the date of this opinion and shall be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than those of England and we do not express or imply any opinion as to the laws of any jurisdiction other than those of England. We do not express any opinion on European Community law as it affects any jurisdiction other than England. We express no opinion as to matters of fact.

The opinion herein is limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter.

In reaching the conclusions expressed herein, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of:

(a)	a certificate addressed to us from Melanie M. Trent, being the company secretary of the Company, dated January 15, 2014 and the documents annexed thereto (the “Certificate”);

(b)	the certificate of incorporation of the Company dated October 11, 2011 and the certificate of incorporation on re-registration of a private company as a public company of the Company dated May 1, 2012, the latter being attached to the Certificate;

(c)	the current articles of association of the Company, attached to the Certificate;

(d)	an extract of the resolutions passed at a meeting of the board of directors of the Company held on October 29, 2013 approving the execution of the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, attached to the Certificate;

(e)	the unanimous written consent of the board of directors of the Company approved on December 17, 2013 approving an upsize to the aggregate principal amount of Notes to be issued by the Issuer and unconditionally guaranteed by the Company, attached to the Certificate;

(f)	the Registration Statement and all exhibits thereto, as described in the Certificate;

(g)	an executed copy of the Base Indenture, as described in the Certificate;

(h)	an executed copy of the Sixth Supplemental Indenture, as described in the Certificate; and

(i)	an executed copy of the Seventh Supplemental Indenture, as described in the Certificate.

Except as noted above, we have not made any inquiries, investigations or searches concerning the Company or examined any other documents, other than those set out in an opinion dated on or around the date hereof and addressed to Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC in respect of the Notes.

Rowan Companies plc

January 15, 2014

For the purpose of this opinion, we have assumed (without making any investigation or verification of their accuracy) that:

1)	all documents submitted to us as originals are authentic and complete;

2)	all documents or extracts of documents submitted to us in electronic form or via facsimile transmission or as photocopies or other copies of originals (including conformed copies) conform to the originals and all such originals are authentic and complete;

3)	any signatures and seals on the documents reviewed by us are genuine, were duly applied to the relevant documents and where necessary were properly witnessed;

4)	all statements made in the Certificate are at the date of this opinion complete, true, accurate and not misleading;

5)	there have been no amendments to the articles of association of the Company (referred to at paragraph (c) above) in the form examined by us and they were in force at the date of execution of the Sixth Supplemental Indenture and the Seventh Supplemental Indenture and this opinion;

6)	the certificate of incorporation and the certificate of incorporation on re-registration of a private company as a public company of the Guarantor (referred to in paragraph (b) above) are in force on the date of this opinion;

7)	the resolutions of the board of directors of the Company referred to at paragraphs (d) and (e) above accurately record resolutions which were duly passed by duly appointed directors of the Company at a meeting of the directors, properly convened and held, at which a quorum was present throughout or by unanimous written consent of the directors, properly proposed, (as applicable) and have not been amended or rescinded and are in full force and effect; due disclosure was made by each director of any interest he or she might have in the transactions contemplated in accordance with sections 177 or 182 of the Companies Act 2006 (as the case may be) and the articles of association of the Company and no director of the Company has any interest in such transactions except to the extent permitted by the articles of association of the Company or any board or shareholder resolutions under the Companies Act 2006;

8)	the 2024 Notes are issued by the Issuer in an aggregate principal amount of up to US$400,000,000 and on such other terms and conditions set forth in: (i) the Underwriting Agreement dated January 6, 2014 between the Company, the Issuer and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”), and (ii) the Sixth Supplemental Indenture;

9)	the yield to maturity on the 2024 Notes upon their original issuance shall not exceed 4.75% and the term of the Notes shall be 10 years;

Rowan Companies plc

January 15, 2014

10)	the 2044 Notes are issued by the Issuer in an aggregate principal amount of up to US$400,000,000 and on such other terms and conditions set forth in: (i) the Underwriting Agreement, and (ii) the Seventh Supplemental Indenture;

11)	the yield to maturity on the 2044 Notes upon their original issuance shall not exceed 5.85% and the term of the Notes shall not exceed 30 years;

12)	all copies certified and all documents dated earlier than the date on which we have expressed reliance remain accurate, complete and in full force and effect at the date of this opinion; and

13)	all material information has been disclosed by the Company to us for the purposes of this opinion.

Based on and subject to the foregoing, and subject to any matters not disclosed to us, we are of the opinion that the execution by the Company of the Sixth Supplemental Indenture and the Seventh Supplemental Indenture (which both include a provision relating to the guarantee by the Company of the Notes) have been duly authorised by the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Current Report of the Company on Form 8-K and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law.

Yours faithfully,

/s/ Andrews Kurth LLP